EXHIBIT 10.1

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT (the "FIFTH Amendment") is made and entered into as of September 15, 2015, by and between Exponent Realty, LLC, a Delaware limited liability company ("Landlord"), and Geron Corporation, a Delaware corporation ("Tenant"). Capitalized terms set forth herein and not otherwise expressly defined shall have the meaning set forth in the Lease.

RECITALS

A.	Landlord and Tenant are parties to that certain Office Lease Agreement dated February 29, 2012 (the “Lease”), the First Amendment dated January 10, 2014 (the "First Amendment"), the Second Amendment dated January 31, 2014 (the "Second Amendment") , the Third Amendment dated February 27, 2014 (the "Third Amendment"), and the Fourth Amendment dated May 9th, 2014 (the "Fourth Amendment”). Collectively, the Lease, First Amendment, Second Amendment, Third Amendment and Fourth Amendment are referred to herein as the “Lease”. Pursuant to the Fourth Amendment, Landlord has leased to Tenant (i) space currently containing approximately 23,802 rentable square feet as set forth on EXHIBIT A to the Fourth Amendment (the "Premises") on the second floor of the building, k n own as suites 2118, 2020, and 2070, located at 149 Commonwealth Dr., Menlo Park, CA 94025 (the "Building").

B.	The Lease, by its terms, is due to expire on January 31, 2016 (the "Termination Date"), and the parties now desire to extend the lease term, reduce the amount of rentable square feet leased to Tenant and increase the cost per square foot on the following terms and conditions.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Rentable Area (approximate). The Rentable Area set forth in section C.2a. of the BASIC LEASE PROVISIONS in the Information Sheet is hereby changed to read:

C.2.a. Rentable Area.

For the period from September 12, 2015 to January 31, 2016, the Rentable Area shall consist of 20,930 rentable square feet, consisting of the suites commonly known as Suites 2070 and Suite 2020, as set forth in Exhibit A to this FIFTH Amendment. Tenant will vacate Suite 2118 by midnight on September 11, 2015.

For the period from February 1, 2016 to January 31, 2018, the Rentable Area shall consist of 14,485 rentable square feet, consisting of the suite commonly known as Suite 2070, as set forth in Exhibit A to this FIFTH Amendment. Tenant will vacate suite 2020 by midnight on January 31, 2016.

2.	Amendment Term. The Lease Term set forth in section C.3 of the BASIC LEASE PROVISIONS in the Information Sheet is hereby amended to add the FIFTH Amendment Term, as follows:

C.3. FIFTH Amendment Term: Two years (2) commencing on at 12:01 a.m. February 1, 2016 (the “FIFTH Amendment Term Commencement Date”) and ending at 12:00 p.m. on January 31, 2018 (the “Expiration Date”).

3.	Commencement Date. The Commencement date set forth in section C.4 of the BASIC LEASE PROVISIONS in the Information Sheet is hereby changed to add the FIFTH Amendment Term Commencement Date:

C.4. FIFTH Amendment Term Commencement Date February 1, 2016.

4.	Tenant's Building Percentage. Effective on the FIFTH Amendment Term Commencement Date , the Tenant's Building Percentage set forth in section C.5 of the BASIC LEASE PROVISIONS is hereby changed to read:

C.5. Tenant’s Building Percentage:
From September 1, 2015 to September 11, 2015, Tenant’s Building Percentage shall be Fifteen and forty eight hundredth percent (15.48%)

From September 12, 2015 to January 31, 2016, Tenant’s Building Percentage shall be Thirteen and sixty one hundredth percent (13.61%)

From February 1, 2016 to January 31, 2018, Tenant’s Building Percentage shall be Nine and forty two hundredth percent (09.42%)

5.	Base Rent. The Base Rent set forth in section C.6 of the BASIC LEASE PROVISIONS is hereby changed according to the following schedule:

Period	Building	Rentable	Monthly	Periodic
	Percentage	Square	Rate Per	Base Rent
		Feet	RSF
September 1, 2015 to September 11, 2015	15.48%	23,802	$3.10	$27,054.94
September 12, 2015 to September 30, 2015	13.61%	20,930	$3.10	$41,092.65

Period	Building	Rentable	Monthly Rate	Monthly Base
	Percentage	Square	Per RSF	Rent
		Feet
October 1, 2015 to January 31, 2016	13.61%	20,930	$3.10	$64,883.00
February 1, 2016 to January 31, 2018	9.42%	14,485	$3.80	$55,043.00

6.	Option To Extend. The Conditions to Exercise of Options set forth in section 4.E.(i) and 4.E(ii) of the LEASE shall be changed upon the FIFTH Amendment Term Commencement Date to read:

4.E(i) Conditions to Exercise of Option. Provided that Tenant is not in default under this Lease at the time of exercise of the option to extend or at the commencement of the exercise term, Tenant shall have the right to extend the Term of the Lease for one additional period of two (2) years (the “Sixth Extension Term”) commencing at 12:01a.m. on February 1, 2018 and expiring at 12:00p.m. on January 31, 2020.

4.E(ii) Notice of Exercise. If Tenant elects to extend this Lease for the Sixth Extension Term, Tenant shall deliver written notice (“Exercise Notice”) of its exercise of the option to extend to Landlord not earlier than 180 days and not less than 150 days prior to the FIFTH Amendment Expiration Date. Tenant’s failure to deliver the Exercise Notice in a timely manner shall be deemed a waiver of Tenant’s rights to extend the Term of the Lease.

7.	Rent. Paragraph 5.E. (i) of the Lease is hereby amended to add the following sentence:

“The monthly Base rent during the Sixth Extension Term shall increase by three percent (3%) on an annual basis as set forth in the following schedule:

Period	Rentable	Monthly	Monthly
	Square Feet	Rate Per	Base Rent
		RSF
February 1, 2018 to January 31, 2019	14,485	$3.91	$56,636.35
February 1, 2019 to January 31, 2020	14,485	$4.03	$58,374.55

8.	Miscellaneous.

	8.1	This FIFTH Amendment, which is hereby incorporated into and made a part of the Lease, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any further Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Fifth Amendment. Tenant may disclose the terms and conditions of the Lease, as amended by this FIFTH Amendment, if required by applicable law which shall include the requirements of the United States Securities and Exchange Commission.

	8.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

	8.3	In the case of any inconsistency between the provisions of the Lease, and this FIFTH Amendment, the provisions of this FIFTH Amendment shall govern and control.

	8.4	Submission of this fifth Amendment by Landlord is not an offer to enter into this FIFTH Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this FIFTH Amendment until Tenant and Landlord have executed this FIFTH Amendment and Landlord has delivered the same to Tenant.

	8.5	Tenant hereby represents to Landlord that Tenant has dealt with no real estate brokers or agents in connection with this FIFTH Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the "Landlord Related Parties") harmless from all claims of any real estate brokers or agents claiming to have represented Tenant in connection with this FIFTH Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no real estate brokers or agents in connection with this FIFTH Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the "Tenant Related Parties") harmless from all claims of any real estate brokers or agents claiming to have represented Landlord in connection with this FIFTH Amendment.

	8.6	Each signatory of this FIFTH Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this FIFTH Amendment as of the day and year first above written.

LANDLORD:

EXPONENT REALTY, L.L.C.,
a Delaware limited liability company

Date: Sep 15, 2015	By:	/s/ Richard L. Schlenker

	Name:	Richard L. Schlenker

	Title:	Executive Vice President and
Chief Financial Officer

TENANT:

GERON CORPORATION,
A Delaware corporation

Date: 15/Sep 15	By:	/s/ John A. Scarlett

	Name:	John A. Scarlett, M.D.

	Title:	President and CEO

EXHIBIT A
PREMISES